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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Securities and Exchange Commission
Washington, D.C.


We consent to the incorporation of our report dated December 22, 2000 on the financial statements of Vitro Diagnostics, Inc. for the year ended October 31, 2000, which is included in this Form S-1 dated April 12, 2002 of AspenBio, Inc. and to the reference to our Firm under the caption "Experts" in the Form S-1.



/s/ CORDOVANO AND HARVEY, P.C.


Cordovano and Harvey, P.C.
Denver, Colorado
April 12, 2002